Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

On May 31, 2024, Chord Energy Corporation (“Chord” or the “Company”) completed the arrangement contemplated by the arrangement agreement, dated as of February 21, 2024 (the “Arrangement Agreement”), by and among Chord, Enerplus Corporation (“Enerplus”) and Spark Acquisition ULC, a wholly-owned subsidiary of Chord (such transaction, the “Arrangement”). Pursuant to the Arrangement Agreement, each Enerplus shareholder received 0.10125 shares of common stock of Chord, par value of $0.01 per share (the “Chord Common Stock”) and $1.84 in cash, in exchange for each Enerplus common share held as of May 31, 2024.

Chord and Enerplus prepared their respective historical financial statements in accordance with U.S. GAAP. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), Chord was treated as the acquirer for accounting purposes and accounted for the Arrangement as an acquisition of a business.

The effects of the Arrangement were included in the Company’s unaudited historical condensed consolidated balance sheet as of June 30, 2024; therefore, a pro forma balance sheet is not included herein. The Company’s unaudited historical condensed consolidated statement of operations for the six months ended June 30, 2024 includes the effects of the Arrangement from May 31, 2024 through June 30, 2024. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 was prepared as if the Arrangement had occurred on January 1, 2024. The unaudited pro forma condensed combined statement of operations has been derived from the historical consolidated financial statements of the Company and Enerplus.

The unaudited pro forma condensed combined statement of operations and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by the Company’s management; accordingly, actual results could differ materially from the pro forma information. Significant estimates and assumptions include the purchase price allocation, based on estimates of, and assumptions related to, the fair value of the assets acquired and liabilities assumed as of May 31, 2024. Management believes that the assumptions used to prepare the unaudited pro forma condensed combined statement of operations and accompanying notes provide a reasonable and supportable basis for presenting the significant estimated effects of the Arrangement. The following unaudited pro forma condensed combined statement of operations does not purport to represent what the Company’s results of operations would have been if the Arrangement had occurred on January 1, 2024. The unaudited pro forma condensed combined statement of operations should be read together with the following:

(i)

Company’s unaudited historical condensed consolidated financial statements and related notes included in its Quarterly Report on Form 10-Q for the six months ended June 30, 2024, filed with the SEC on August 8, 2024; and

(ii)

Enerplus’ unaudited historical condensed consolidated financial statements and related notes for the three months ended March 31, 2024 filed with SEDAR+ on May 8, 2024 and included on Form 6-K filed with the SEC on May 8, 2024.

The unaudited pro forma condensed combined statement of operations has been prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes herein. Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined statement of operations.

Chord Energy Corporation

Pro Forma Condensed Combined Statement of Operations (Unaudited)

Six Months Ended June 30, 2024

(In thousands, except per share data)

	As Reported	Enerplus As Adjusted – Note 2	Transaction Accounting Adjustments – Note 3			Pro Forma Combined Chord
Revenues
Oil, NGL and gas revenues	$1,650,829	$601,485	$—			$2,252,314
Purchased oil and gas sales	695,111	—	—			695,111

Total revenues	2,345,940	601,485	—			2,947,425
Operating expenses
Lease operating expenses	335,853	124,726	—			460,579
Gathering, processing and transportation expenses	117,114	55,831	—			172,945
Purchased oil and gas expenses	692,118	—	—			692,118
Production taxes	143,433	54,240	—			197,673
Depreciation, depletion and amortization	396,822	162,695	15,634	(a	)	575,151
General and administrative expenses	107,789	61,516	6,647	(b	)	175,952
Exploration and impairment	7,639	—	—			7,639

Total operating expenses	1,800,768	459,008	22,281			2,282,057
Gain on sale of assets, net	16,788	—	—			16,788

Operating income	561,960	142,477	(22,281)			682,156
Other income (expense)
Net gain (loss) on derivative instruments	(22,969)	(2,789)	—			(25,758)
Net gain from investment in unconsolidated affiliate	22,158	—	—			22,158
Interest expense, net of capitalized interest	(19,800)	(6,622)	(8,193)	(c	)	(34,615)
Other income	6,907	3,902	—			10,809

Total other income (expense), net	(13,704)	(5,509)	(8,193)			(27,406)

Income before income taxes	548,256	136,968	(30,474)			654,750
Income tax expense	(135,541)	(6,654)	7,314	(d	)	(134,881)

Net income	$412,715	$130,314	$(23,160)			$519,869

Earnings per share:
Basic	$9.12					$8.35	(e	)
Diluted	$8.87					$8.18	(e	)
Weighted average shares outstanding:
Basic	45,048	—	—			62,281	(e	)
Diluted	46,313	—	—			63,546	(e	)

The accompanying notes are an integral part of the unaudited pro forma condensed combined statement of operations.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

1.	Basis of Presentation

The unaudited pro forma condensed combined statement of operations has been prepared in accordance with Article 11 using assumptions set forth in the notes herein. Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur, otherwise known as Management’s Adjustments. The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined statement of operations.

On May 31, 2024, the Arrangement was completed, and the Company issued 20,680,097 shares of Chord Common Stock and paid $375.8 million in cash to Enerplus shareholders. Pursuant to the Arrangement Agreement, each Enerplus shareholder received 0.10125 shares of Chord Common Stock and $1.84 in cash, in exchange for each Enerplus common share held as of May 31, 2024. The Arrangement was accounted for using the acquisition method of accounting in accordance with ASC 805, with Chord treated as the accounting acquirer. The Company’s allocation of the purchase price with respect to the Arrangement was based on estimates of, and assumptions related to, the fair value of the assets acquired and liabilities assumed as of May 31, 2024.

The tables below present the total consideration transferred and its allocation to the estimated fair value of identifiable assets acquired and liabilities assumed, and the resulting goodwill as of the acquisition date of May 31, 2024.

Purchase Price Consideration (In thousands)
Common stock issued to Enerplus shareholders	$3,732,137
Cash paid to Enerplus shareholders	375,813
Cash paid to settle Enerplus equity-based compensation awards	102,393
Cash paid to settle Enerplus credit facility	395,000
Cash paid to settle a retention bonus to Enerplus employees	5,920

Total consideration transferred	$4,611,263

Purchase Price Allocation (In thousands)
Assets Acquired
Cash and cash equivalents	$239,921
Accounts receivable, net	281,492
Inventory	14,878
Prepaid expenses	16,323
Oil and gas properties (successful efforts method)	5,253,860
Other property and equipment	6,812
Long-term inventory	8,636
Operating right-of-use assets	42,954
Other assets	1,049

Total assets acquired	$5,865,925
Liabilities Assumed
Accounts payable	$1,965
Revenues and production taxes payable	199,706
Accrued liabilities	195,034
Current portion of long-term debt	60,063
Current operating lease liabilities	27,420
Deferred tax liabilities	1,179,200
Asset retirement obligations	115,056
Operating lease liabilities	15,534

Total liabilities assumed	$1,793,978
Net Assets Acquired	$4,071,947
Goodwill	539,316

Purchase price consideration	$4,611,263

The effects of the Arrangement were included in the Company’s unaudited historical condensed consolidated balance sheet as of June 30, 2024; therefore, a pro forma balance sheet is not included herein. The Company’s unaudited historical condensed consolidated statement of operations for the six months ended June 30, 2024 includes the effects of the Arrangement from May 31, 2024 through June 30, 2024. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 was prepared as if the Arrangement had occurred on January 1, 2024. The unaudited pro forma condensed combined statement of operations has been derived from the historical consolidated financial statements of the Company and Enerplus.

For purposes of preparing the unaudited pro forma condensed combined statement of operations, certain pro forma adjustments were translated from Canadian dollars to United States dollars using historical exchange rates.

The unaudited pro forma condensed combined statement of operations and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by management; accordingly, actual results could differ materially from the pro forma information. Management believes the assumptions provide a reasonable and supportable basis for presenting the estimated significant effects of the transactions described above. The unaudited pro forma condensed combined statement of operations is provided for illustrative purposes only and may or may not provide an indication of results in the future.

2.	Arrangement Reclassification Adjustments

Certain reclassifications have been made in the historical presentation of Enerplus’ statement of operations to conform to the Company’s historical presentation.

Statement of Operations for the five months ended May 31, 2024

		Statement of Operations Five Months Ended May 31, 2024 (In thousands)
Enerplus Caption	Chord Caption	Enerplus Historical March 31, 2024	Enerplus Historical - April 1, 2024 through May 31, 2024	Reclassification Adjustments	Ref.	Enerplus As Adjusted
Revenues
Crude oil and natural gas sales	Oil, NGL and gas revenues	$362,037	$288,770	$(49,322)	(i) (v)	$601,485
	Purchased oil and gas sales	—	—	—		—
Commodity derivative instruments gain/(loss)	Other services revenues	(2,775)	(14)	2,789	(ii)	—

	Total revenues	359,262	288,756	(46,533)		601,485

Expenses
Operating	Lease operating expenses	102,001	72,031	(49,306)	(i)	124,726
Transportation	Gathering, processing and transportation expenses	32,464	23,367	—		55,831
	Purchased oil and gas expenses	—	—	—		—
Production taxes	Production taxes	29,436	24,804	—		54,240
General and administrative	General and administrative expenses	24,257	4,773	32,486	(iii)	61,516
Depletion, depreciation and accretion	Depreciation, depletion and amortization	92,510	70,185	—		162,695
Interest		3,530	3,881	(7,411)	(iv)	—
Other expense/(income)		(3,873)	(802)	4,675	(v)	—
Transaction costs		7,769	24,717	(32,486)	(iii)	—
	Exploration and impairment	—	—	—		—

	Total operating expenses	288,094	222,956	(52,042)		459,008

	Gain on sale of assets, net	—	—	—		—

	Operating income	71,168	65,800	5,509		142,477

	Net gain (loss) on derivative instruments	—	—	(2,789)	(ii)	(2,789)
	Net gain from investment in unconsolidated affiliate	—	—	—		—
	Interest expense, net of capitalized interest	—	—	(6,622)	(iv) (v)	(6,622)
	Other income (expense)	—	—	3,902	(v)	3,902

	Total other income (expense), net	—	—	(5,509)		(5,509)

Income/(Loss) Before Taxes	Income before income taxes	71,168	65,800	—		136,968

Income tax expense (benefit)
Current income tax expense/(recovery)	Income tax (expense) benefit	2,445	2,000	2,209	(vi) (vii)	(6,654)
Deferred income tax expense/(recovery)		2,587	(378)	(2,209)	(vi)	—

	Total income tax expense (benefit)	5,032	1,622	—		(6,654)

Net Income/(Loss)	Net income	$66,136	$64,178	$—		$130,314

(i)

Represents the reclassification of balances contained in “Operating” expenses on Enerplus’ historical statement of operations into “Oil, NGL and gas revenues” to conform to the Company’s accounting policy.

(ii)

Represents the reclassification of balances contained in “Commodity derivative instruments gain/(loss)” on Enerplus’ historical statement of operations into “Net gain (loss) on derivative instruments” to conform to the Company’s statement of operations presentation.

(iii)

Represents the reclassification of balances contained in “Transaction costs” on Enerplus’ historical statement of operations into “General and administrative expenses” to conform to the Company’s statement of operations presentation.

(iv)

Represents the reclassification of balances contained in “Interest” on Enerplus’ historical statement of operations into “Interest expense, net of capitalized interest” to conform to the Company’s statement of operations presentation.

(v)

Represents the reclassification of balances contained in “Crude oil and natural gas sales” and “Other income, net” on Enerplus’ historical statement of operations into “Interest expense, net of capitalized interest” and “Other income, net” to conform to the Company’s statement of operations presentation.

(vi)

Represents the reclassification of balances contained in “Deferred income tax expense/(recovery)” on Enerplus’ historical statement of operations into “Income tax (expense) benefit” to conform to the Company’s statement of operations presentation.

(vii)

Represents the presentation of balances contained in “Current income tax expense/(recovery)” and “Deferred income tax expense/(recovery)” on Enerplus’ historical statement of operations as a negative value within “Income tax (expense) benefit” to conform to the Company’s statement of operations presentation.

3.	Arrangement Acquisition Accounting and Pro Forma Adjustments and Assumptions

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 reflects the following adjustments:

(a)

Represents the incremental depreciation, depletion and amortization expense related to the assets acquired in the Arrangement, which is based on the purchase price allocation. Depletion was calculated using the unit-of-production method under the successful efforts method of accounting. The depletion expense was adjusted for (i) the revision to the depletion rate reflecting the acquisition costs and the reserves volumes attributable to the acquired oil and gas properties and (ii) the difference in depletion methodology under the successful efforts method of accounting applied by Chord compared to the full cost method of accounting applied by Enerplus. The pro forma depletion rate attributable to the Arrangement was $12.57 per barrel of oil equivalent. This adjustment also includes an increase in accretion expense attributable to asset retirement obligations of $1.5 million for the six months ended June 30, 2024 due to Chord’s higher credit-adjusted risk-free rate as compared to Enerplus.

(b)

Represents the adjustment to expense certain historical costs originally capitalized by Enerplus under the full cost method of accounting to align with Chord’s accounting policy under the successful efforts method of accounting.

(c)

Represents the net increase to interest expense resulting from the (i) elimination of interest expense on Enerplus’ bank credit facilities, (ii) incremental interest expense for the amortization of the fair value adjustment to Enerplus’ senior notes assumed by Chord, (iii) reduction of interest expense to align with Chord’s capitalized interest accounting policy, (iv) incremental interest expense for borrowings on Chord’s existing credit facility to finance the closing of the Arrangement and (v) incremental interest expense for the amortization of deferred financing costs related to the amendment entered into by Chord on the closing date of the Arrangement to increase the borrowing base capacity and commitment amounts on Chord’s revolving credit facility as follows:

Six Months Ended June 30, 2024 (In thousands)
Elimination of interest expense on Enerplus’ bank credit facilities	$5,430
Incremental interest expense for amortization of remeasurement of legacy Enerplus’ senior notes	(333)
Reduction of interest expense related to capitalized interest to align with Chord’s accounting policy	1,054
Incremental interest expense for borrowings on Chord’s revolving credit facility	(13,928)
Incremental interest expense for amortization of deferred financing costs	(416)

Net transaction accounting adjustments to interest expense	$(8,193)

A 0.125% change in the variable interest rate of Chord’s revolving credit facility or a $10 million change in the amount financed would increase or decrease interest expense presented in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 by $0.2 million and $0.3 million, respectively.

(d)	Represents the income tax impact of the pro forma adjustments from the Arrangement at the blended federal and state statutory rate of approximately 24% for the six months ended June 30, 2024.

(e)

The table below represents the calculation of the weighted average shares outstanding and earnings per share included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024. As the Arrangement is being reflected in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 as if it had occurred on January 1, 2024, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issuable related to the Arrangement have been outstanding for the entire period.

Six Months Ended June 30, 2024 (In thousands, except per share data)
Pro forma net income	$519,869
Basic shares:
Chord shares outstanding (weighted average per statement of operations)	45,048
Chord shares issued in exchange for legacy Enerplus shares as part of consideration transferred	17,233

Pro forma weighted average common shares outstanding, basic	62,281

Diluted shares:
Pro forma weighted average shares outstanding, basic	62,281
Dilutive effect of shares convertible from Chord share based awards	438
Dilutive effect of shares convertible from Chord in-the-money warrants	827

Pro forma weighted average common shares outstanding, diluted	63,546

Earnings attributable to Chord per share, basic	$8.35
Earnings attributable to Chord per share, diluted	$8.18
Anti-dilutive weighted average common shares:
Potential common shares	2,028